Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1/A of our report dated December 31, 2007, which appears on page F-1 of the annual report on Form 10-KSB of STEN Corporation and Subsidiaries for the year ended September 30, 2007, and to reference to our Firm under the caption "Experts" in the Prospectus.

/s/ VIRCHOW, KRAUSE & COMPANY, LLP

Minneapolis, Minnesota

December 31, 2007